Rental Agreement

This rental agreement is made between:

Telesto Nevada Inc (Landlord) and

Coyote Resources, Inc (Tenant)

For one office space located in the NE corner at the property on:

5490 Longley Lane

Reno, NV 89511

The NE office rental is for month to month rental starting on August 1, 2010 and is automatically renewed for the amount of $800.00 a month, payable on the first.

Coyote Resources, Inc is responsible for their direct telephone line.

Snow removal, trash, and lawn care are provided by the Landlord.

Coyote Resources, Inc is responsible for insuring their personal property.

______________________________ 775.846.8398

Coyote Resources, Inc
By:

______________________________ 775.853.7776

Telesto Nevada Inc
By: